THIRTEENTH AMENDMENT TO MASTER WHOLE-LOAN PURCHASE AGREEMENT

        This DOCUMENT is entered into as of November 30, 2000, between FIRST PREFERENCE MORTGAGE CORP., a Texas Corporation ("Seller"), and BANK ONE, TEXAS, N.A., a national banking association ("Buyer").

        Seller and Buyer are party to the Master Whole-Loan Purchase Agreement (as it may have been renewed, extended, and amended through the date of this document, the ("Purchase Agreement" ) dated as of March 27, 1996. Seller and Buyer have agreed, upon the following terms and conditions, to amend the Purchase Agreement as provided in Paragraph 2 below. Accordingly, for adequate and sufficient consideration, Seller and Buyer agree as follows:

1.        TERMS AND REFERENCES. Unless otherwise stated in this document (A) terms defined in the Purchase Agreement have the same meanings when used in this document and (B) references to "Sections," "Schedules," and "Exhibits" are to the Purchase Agreement's sections, schedules, and exhibits.

2.        AMENDMENTS TO PURCHASE AGREEMENT.

(A)    The term following terms in Section 1.1 is entirely amended as follows:

Average-Prime Rate means, for any period, an annual interest rate equal to 1.00% plus the quotient of (a) the sum of the Prime Rate for each calendar day during that period divided by (b) the number of days during the period .

Covered Rate means an annual interest rate that is 4.00% for all Purchases.

Eligible-Mortgage Loan means, at any time, a Mortgage Loan which the applicable conditions for eligibility described in Section 4.1 are satisfied.

Purchase Commitment means $20,000,000 from December 1, 2000 through the Stated Termination Date.

Stated-Termination Date means January 31, 2001.

(B)    The definitions terms in Section 1.1 entirely deleted and each reference to such term is also deleted:

Adjusted Fed-Funds Rate
Average-Adjusted-Fed-Funds Rate
Eligible-Gestation Loan
Fed-Funds Purchase
Gestation Loan
Gestation Sublimit

(C)     The second bullet point of Section 2.1 is deleted in its entirety.

(D)    Section 3.3(b) is amended to delete the reference to Average-Adjusted-Fed-Funds Rate.

(E)    The second bullet point of Section 3.7(b) is entirely amended as follows:

0.15% of the amount during the fee-calculation period that the daily-average Total-Purchase Price is less than the daily-average Purchase Commitment; provided however, that in the event that all outstanding Obligations under the Purchase Documents have been paid by the Seller and the Purchase Commitment has been terminated, Seller shall not be liable to pay this fee solely for the period beginning December 1, 2000 and ending December 31, 2000.

(F)    Section 4.3 is amended to delete the last sentence thereof.

(G)    Section 7.1(b) is amended to replace "45 days with "30 days."

(H)    Section 9.1 is entirely amended as follows:

9.1 Net Worth. Seller's stockholder's equity may never be less than $3,000,000.

(I)    Paragraph B of Schedule 4.1 and 4.2 are deleted in their entirety.

        3.    CONDITIONS PRECEDENT. Notwithstanding any contrary provision, Paragraph 2 of this document is not effective unless and until (A) the representations and warranties in this document are true and correct, (B) no Material-Adverse Event ahs occurred since September 30, 2000, (C) Buyer receives payment of an upfront fee of $15,000.00, together with all attorneys fees or other fees outstanding; provided, however, that $7,500.00 of such upfront fee shall be repaid to Seller if Seller has paid all outstanding Obligations under the Purchase Documents and the Purchase Commitment ahs been terminated on or before December 31, 2000, and (C) Buyer receives counterparts of this document executed by each party named on the signature page or pages of this document.

        4.    RATIFICATIONS. To induce Buyer to enter into this document, Seller (A) ratifies and confirms all provisions of the Purchase Documents as amended by this document, (B) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Buyer under the Purchase Documents (as they have been renewed, extended, and amended) are not released, reduced, or otherwise adversely affected by this document and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation, and (C) agrees to perform those acts and duly authorize, execute, acknowledge, deliver, file, and record those additional documents, and certificates as Buyer may request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

        5.    REPRESENTATIONS. To induce Buyer to enter into this document, Seller represents and warrants to Buyer that as of the date of this document (A) Seller has all requisite authority and power to execute, deliver, perform its obligations under this document, which execution, delivery, and performance have been duly authorized by all necessary corporate action, require no action by or filing with any Tribunal, do not violate any of its articles of incorporation, certificate of incorporation, or bylaws or (except where not a Material-Adverse Event) violate any Law applicable to it or any material agreement to which it of its assets are bound, (B) upon execution and delivery by all parties to it, this document will constitute Seller's legal and binding obligation, enforceable against it in accordance with this document's terms except as that enforceability may be limited by Debtor Laws and general principles of equity, (C) all other representations and warranties in the Purchase Documents are true and correct in all material respects except to the extent that (1) any of them speak to a different specific date or (2) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Purchase Agreement, and (D) no Material-Adverse Event, Default or Potential Default exists.

        6.    RELEASE. To induce Buyer to enter into this document and to the fullest extent lawful, Seller RELEASES, RELINQUISHES, and forever DISCHARGES - and forever WAIVES and RELEASES all right or power to bring any claim or cause of action in respect of - every present and future known and unknown claim, demand, action, and cause of action of any kind or character that Seller may have against Buyer or its successors, assigns, officers, directors, employees, attorneys, agents, affiliates, collateral agents, or representatives in any way related to any transaction that has any connection with any Purchase Document and that occurred before the date of this document. The foregoing release applies, without limitation, to any actions or omissions, breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Deceptive Trade Practices Act or other deceptive trade practices, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations or with corporate governance or prospective business advantage, breach of contract, libel, slander, conspiracy, or CHARGING, COLLECTING, OR RECEIVING USURIOUS INTEREST.

        7.    EXPENSES. Seller shall pay all costs, fees, and expenses paid or incurred by Buyer incident to this document, including, without limitation, the reasonable fees and expenses of Buyer's counsel in connection with the negotiation, preparation, delivery, and execution of this document and any related documents.

         8.    MISCELLANEOUS. All references in the Purchase Documents to the "Master Whole-Loan Purchase Agreement" refer to the Purchase Agreement as amended by this document. This document is a "Purchase Document" referred to in the Purchase Agreement; therefore, the provisions relating to Purchase Documents in Sections 1 and 11 are incorporated in this document by reference. Except as specifically amended and modified in this document, the Purchase Agreement is unchanged and continues in full force and effect. This document may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This document binds and inures to each of the undersigned and their respective successors and permitted assigns, subject to Section 11.12. THIS DOCUMENT AND THE OTHER PURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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SIGNATURE PAGE FOLLOWS.]

EXECUTED as of the date first stated above in this Thirteenth Amendment to Master Whole-Loan Purchase Agreement.

FIRST PREFERENCE MORTGAGE CORP.,	BANK ONE, TEXAS, N.A.,
As Seller	As Buyer
By _________________________________ Name ____________________________ Title ____________________________	By ___________________________ Name ______________________ Title ______________________